Exhibit 4.04

SNAP APPLIANCE, INC.

2002 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

1.             PURPOSE. The Snap Appliance, Inc. 2002 Stock Option and Restricted Stock Purchase Plan (the “Plan”) is intended to provide incentive to key employees, members of the Board of Directors (the “Board”) and consultants of Snap Appliance, Inc. a Delaware corporation (the “Company”), to encourage proprietary interest in the Company, to encourage such key employees and members of the Board to remain in the employ of the Company or such key consultants to remain in the service of the Company, and to attract new employees, managers and consultants with outstanding qualifications.

2.             DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

a.             “Administrator” shall mean the Board or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

b.             “Board” shall mean the Board of Directors of the Company.

c.             “Cause” shall mean, as used in the context of termination of employment, that the Company (or its successor) (the “Employer”) has exercised its right to terminate an individual’s employment with the Employer for one or more of the following reasons: (1) engaging in any fraudulent act that is harmful to the Employer; (2) engaging in gross, willful or intentional misconduct that is harmful to the Employer; (3) willful failure to perform his/her duties; (4) habitual drunkenness at the office; (5) narcotics drug addiction, (6) any conviction of or a plea of “guilty” or “no contest” to a felony that is harmful to the Employer or (7) gross neglect of his/her duties.

d.             “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

e.             “Commission” shall mean the Securities and Exchange Commission.

f.              “Committee” shall mean the committee, if any, appointed by the Board in accordance with Section 4 of the Plan.

g.             “Company” shall mean Snap Appliance, Inc., a Delaware corporation.

h.             “Corporate Transaction” shall mean a sale of all or substantially all of the Company’s assets, a merger into, consolidation with or any other reorganization in which the Company is not the surviving entity, or if the Company is the surviving entity, a change in the ultimate ownership of the outstanding equity securities of the Company following the transaction by fifty percent (50%) or more as a result of such transaction.

i.              “Disability” shall mean a medically determinable physical or mental impairment which has made an individual incapable of performing his or her duties, as determined in good faith by the Administrator. A condition shall be considered a Disability if (i) it can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and (ii) the Administrator, based upon medical evidence, has expressly determined that a Disability exists.

j.              “Employee” shall mean an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Company.

k.             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

l.              “Exercise Price” shall mean the price per Share, as determined by the Administrator, at which an Option may be exercised.

m.            “Fair Market Value” shall mean the value of one (1) Share, determined as follows:

(i)            If the Shares are (A) listed on an exchange, the closing price as reported for composite transactions on the business day immediately prior to the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, or (B) traded over-the-counter on the National Market System (the “NMS”) of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the last sale price on the business day immediately prior to the date of valuation or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported in NASDAQ;

(ii)           If the Shares are not traded on an exchange or the NMS but are otherwise traded over-the-counter, the mean between the highest bid and lowest asked prices quoted in NASDAQ as of the close of business on the business day immediately prior to the date of valuation or, if on such day such Shares are not quoted in NASDAQ, the mean between the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; or

(iii)          If neither clause (i) nor (ii) above applies, the fair market value as determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

n.             “Incentive Option” shall mean any Option which is intended to qualify under Section 422 of the Code as an “incentive stock option.”

o.             “Incentive Option Agreement” shall mean a written option agreement evidencing a grant of an Incentive Option.

p.             “Nonstatutory Option” shall mean any Option which is not intended to qualify under Section 422 of the Code as an “incentive stock option.”

q.             “Nonstatutory Option Agreement” shall mean a written option agreement evidencing a grant of a Nonstatutory Option.

r.              “Option” shall mean any Incentive Option or Nonstatutory Option granted pursuant to the Plan. An Option shall be granted as of the date the Administrator takes the necessary action to approve the grant. However, if the minutes or appropriate resolutions of the Administrator provide that an Option is to be granted as of a date in the future, the date of grant shall be that future date.

s.             “Option Agreement” shall mean an Incentive Option Agreement or Nonstatutory Option Agreement.

t.              “Option Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which an Option is exercised.

u.             “Optionee” shall mean a Participant who has received an Option.

v.             “Participant” shall have the meaning assigned to it in Section 5(a) hereof.

w.            “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

x.             “Plan” shall mean this Snap Appliance, Inc. 2002 Stock Option and Restricted Stock Purchase Plan, as it may be amended from time to time.

y.             “Restricted Shares” shall mean restricted Shares purchased under and having the terms and conditions set forth in the Plan.

z.             “Restricted Share Purchase Price” shall mean the purchase price per Restricted Share to be issued under the Plan, subject to adjustment for stock splits, stock combinations and the like.

aa.           “Restricted Stock Agreement” shall mean a written restricted stock agreement evidencing the purchase of Restricted Shares.

bb.          “Retirement” shall mean the voluntary cessation of employment by an Employee upon the attainment of age sixty-five (65) or thereafter and the completion of not less than three (3) years of service with the Company.

cc.           “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

dd.          “Shares” shall mean shares of common stock, par value $.001 per share, of the Company.

ee.           “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ff.            “10% Shareholder” shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary).

3.             EFFECTIVE DATE. The Plan was adopted by the Board effective November 14, 2002 (the “Effective Date”).

4.             ADMINISTRATION.

a.             Administrator. The Plan shall be administered, in the discretion of the Board from time to time, by the Board or a Committee which shall be appointed by the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the persons already serving as members of the Board. The Board shall appoint one of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

b.             Powers of Administrator. The Administrator shall from time to time at its discretion select the Employees, members of the Board and consultants who are to be granted Options or issued Restricted Shares and determine the number of Shares to be subject to Options to be granted to each Optionee or the number of Restricted Shares to be received. A Committee or Board member shall in no event participate in any determination relating to Options held by or to be granted, or Restricted Shares to be issued, to such Committee or Board member. The interpretation and construction by the Administrator of any provision of the Plan or of any Option Agreement or Restricted Stock Agreement shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Options or Restricted Shares granted or issued thereunder.

5.             PARTICIPATION.

a.             Eligibility. The persons eligible to receive Options or purchase Restricted Shares shall be such persons (collectively, “Participants”; individually, a “Participant”) as the Administrator may select from among the following classes of persons, subject to the terms and conditions of Section 7 below:

(i)            in the case of Nonstatutory Options and Restricted Shares, all officers (including officers who are members of the Board), other Employees, non-Employee directors and non-Employee consultants (including non-Employee consultants who are members of the Board) of the Company or any of its Subsidiaries or Parents; and

(ii)           in the case of Incentive Options, all officers (including officers who are members of the Board) and other Employees of the Company or any of its Subsidiaries or Parents.

b.             10% Shareholders. To the extent required by the Code, a 10% Shareholder shall not be eligible to receive an Incentive Option unless (i) the Option Exercise Price of the shares subject to such Incentive Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant, and (ii) such Incentive Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

6.             SHARES. The Shares subject to Options and Restricted Shares purchased under the Plan shall be the Company’s unissued or reacquired Shares. The aggregate number of Shares which may be issued under the Plan shall not exceed

9,533,005(1) Shares. The number of Shares subject to Options and available for purchase as Restricted Shares outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. Notwithstanding the foregoing, at no time shall the total number of Shares issuable upon exercise of all outstanding Options and the total number of Shares provided for under any stock bonus or similar plan of the Company exceed a number of Shares equal to thirty percent (30%) of the then outstanding Shares (including Shares issuable upon the conversion of the Company’s convertible preferred stock), based on the shares which are outstanding at the time the calculation is made, unless approved by at least two-thirds of the outstanding shares of the Company entitled to vote. In the event any outstanding Option under the Plan for any reason expires or is canceled or terminated, or in the event that any Restricted Shares purchased under the Plan for any reason are reacquired by the Company, the Shares allocable to the unexercised portion of such Option, or the Restricted Shares so reacquired, may again be subjected to grant or issuance under the Plan. The Shares shall be subject to adjustment in the manner provided in Section 9 hereof upon the occurrence of an event specified in Section 9.

7.             TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED SHARES.

a.             Options. Options granted under the Plan may be (i) Incentive Options, (ii) Nonstatutory Options, and (iii) combinations of the foregoing.

b.             Option Agreements; Restricted Stock Agreements. Each Option and purchase of Restricted Shares shall be evidenced by a written Incentive Option Agreement, Nonstatutory Option Agreement or Restricted Stock Agreement, as the case may be, substantially in the form of Annex A, Annex B and Annex C, respectively, to this Plan, or in such other form as the Administrator shall from time to time determine. Such agreements need not be identical but shall comply with and be subject to the terms and conditions set forth in this Section 7.

c.             Number of Shares. Each Option Agreement and Restricted Stock Agreement shall state the number of Shares or Restricted Shares, respectively, to which it pertains and shall provide that the adjustment thereof shall be subject to the provisions of Section 9 hereof.

d.             Vesting of Options. Each Option shall become exercisable in one or more installments at such time or times and subject to such conditions, including, without limitation, the achievement of specified performance goals or objectives, as shall be determined by the Administrator and set forth in the applicable Incentive Option Agreement or Nonstatutory Option Agreement, as the case may be.

(1) Number of shares approved by Board of Directors and stockholders in June, 2003.

Notwithstanding the foregoing, any Options granted under the Plan shall become exercisable at a minimum of twenty percent (20%) per year, unless earlier terminated.

e.             Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the date of grant) of the common stock, with respect to which Incentive Options granted under this Plan become exercisable for the first time by an Optionee during any calendar year, shall not exceed $100,000.

f.              Option Exercise Price. Each Option shall state the Option Exercise Price. In the case of a Nonstatutory Option, the Option Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value on the date of grant. In the case of an Incentive Option, the Option Exercise Price shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, the Option Exercise Price of any Incentive Option or Nonstatutory Option shall not be less than one hundred ten percent (110%) of the Fair Market Value if the Optionee is a 10% Shareholder.

g.             Restricted Share Purchase Price. Each Restricted Stock Agreement shall state the Restricted Share Purchase Price. The Restricted Share Purchase Price shall not be less than eighty-five percent (85%) of the Fair Market Value, calculated on the date of purchase of the Restricted Shares; provided, however, that the Restricted Share Purchase Price shall not be less than one hundred ten percent (110%) of the Fair Market Value if the Participant is a 10% Shareholder.

h.             Medium and Time of Payment; Notice. Upon the exercise of the Option or the issuance of Restricted Shares, the Option Purchase Price and the Restricted Share Purchase Price, as the case may be, shall be payable in full in United States dollars or, if permitted by the Administrator, by the issuance of a promissory note in a form acceptable to the Administrator.

In the event the Company determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option or issuance of Restricted Shares, as a condition to the exercise or issuance thereof, a Participant must make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements before the Participant shall be permitted to exercise the Option or purchase the Restricted Shares, as the case may be.

The Optionee shall exercise an Option by completing and delivering to the Company, concurrently with the payment of the Option Purchase Price in the manner described above, an exercise notice in such other form as the Administrator shall from time to time determine.

i.              Term and Non-Transferability of Options. Subject to the acceleration provisions set forth in Section 9 or elsewhere in this Plan or in the applicable Option Agreement, each Option shall state the time or times when all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted; provided, however, to the extent required by the Code, no Incentive Option granted to a 10% Shareholder shall be exercisable after the expiration of five (5) years from the date it was granted. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative and shall not be assignable or transferable except by will or by the laws of descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of any Option or right thereunder, shall be null and void and, at the Company’s option, shall cause all of the Optionee’s rights under the Option to terminate.

j.              Vesting and Non-Transferability of Restricted Shares. Subject to the acceleration provisions set forth in Section 9 or elsewhere in this Plan or in the applicable Restricted Stock Agreement, each Restricted Stock Agreement shall state the time or times of vesting of Restricted Shares purchased thereunder. Until they become vested pursuant to the terms of the applicable Restricted Stock Agreement, a Participant shall not sell, transfer (including a transfer by operation of law), assign or pledge any or all of the Restricted Shares, and any sale, transfer, assignment or pledge of the Restricted Shares shall be void without the prior written consent of the Company, which may be withheld in the Company’s sole and absolute discretion. The Company shall not (A) transfer on its books any Restricted Shares which shall have been sold, transferred, assigned or pledged in violation of any of the provisions of this Agreement, or (B) treat as owner of such Restricted Shares or to accord the right to vote as such owner any transferee to whom such Restricted Shares shall have been so sold, transferred, assigned or pledged in violation of this Agreement. No Restricted Stock Agreement shall be assignable or transferable by the person receiving same except by will or the laws of descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any rights thereunder, shall be null and void and, at the Company’s option, shall cause all of the Participant’s rights thereunder to terminate.

k.             Cessation of Employment (Except by Death, Disability or Retirement). If an Optionee ceases to be an Employee for any reason other than his or her death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions referred to in Sections 7(d) and 7(i) above, to exercise its Option at any time within three (3) months after cessation of employment, but, except as otherwise provided in the applicable Option Agreement or in Sections 9 or 13 of this Plan, only to the extent that, at the date of cessation of employment, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and/or this Plan and had not previously been exercised.

For purposes of this Section 7(k), the employment relationship shall be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Administrator).

l.              Death of Optionee. If an Optionee dies while a Participant, or after ceasing to be a Participant but during the period in which he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions referred to in Sections 7(d) and 7(i) above, at any time within twelve (12) months after the Optionee’s death by the executor or administrator of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of death, the Optionee’s right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

m.            Disability of Optionee. If an Optionee ceases to be an Employee by reason of Disability, such Optionee shall have the right, subject to the restrictions referred to in Sections 7(d) and 7(i) above, to exercise the Option at any time within twelve (12) months after such cessation of employment, but, except as provided in the applicable Option Agreement, only to the extent that, at the date of such cessation of employment, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

n.             Retirement of Optionee. If an Optionee ceases to be an Employee by reason of Retirement, such Optionee shall have the right, subject to the restrictions referred to in Sections 7(d) and 7(i) above, to exercise the Option at any time within three (3) months after such cessation of employment, but only to the extent that, at the date of such cessation of employment, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

o.             Rights as a Shareholder. No one shall have rights as a shareholder of the Company with respect to any Shares or Restricted Shares until the date of the issuance of a share certificate for such Shares or Restricted Shares. No adjustment shall be made for distributions (ordinary or extraordinary, whether in cash, securities or other property) or other rights for which the record date is prior to the date such certificate is issued, except as expressly provided in Section 9 hereof.

p.             Other Provisions. An Option Agreement or Restricted Stock Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option and vesting of Restricted Shares) as the Administrator shall deem advisable.

q.             Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company, termination of employment to enter public service with the consent of the Company, termination without cause or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of an officer, manager or consultant of the Company who holds an Option that is not immediately and fully exercisable or unvested Restricted Shares, the Administrator may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation, waiving or modifying any limitation or requirement, including accelerating the right to exercise, with respect to such Options, and accelerating the vesting with respect to such Restricted Shares, issued under this Plan.

8.             TERM OF PLAN. The Plan shall be effective on the Effective Date and, unless earlier terminated in accordance with the terms hereof, shall terminate on November 14, 2012.

9.             EFFECT OF CERTAIN EVENTS.

a.             Reclassification of Shares. Except as set forth in Section 9(b) below, in the event that the outstanding Shares are hereafter increased or decreased or changed into or exchanged for a different number or kind of Shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving entity or of a recapitalization, stock split, stock combination, reclassification, reincorporation, stock dividend or other change in the corporate structure of the Company (including, without limitation, the incorporation of the Company), appropriate adjustments shall be made by the Administrator in the aggregate number and kind of Shares subject to this Plan, and the number and kind of Shares and the price per share subject to outstanding Option and Restricted Stock Agreements in order to preserve, but not to increase, the benefits to persons then holding the Options and/or Restricted Shares.

b.             Corporate Transaction. In the event of a Corporate Transaction, the following shall occur:

(i)            Assumed/Substituted Plan. In the event of a Corporate Transaction, the surviving entity may elect to (x) continue the Plan, Options and unvested Restricted Shares or (y) substitute for the Options and unvested Restricted Shares new options and unvested securities, with appropriate adjustments as to the number and purchase price of such securities in order to preserve, but not to increase, the benefits to persons then holding the Options and/or Restricted Shares; provided, however, that the accrual of exercisability and/or vesting, as the case may be, shall continue in the manner set forth herein and/or in the applicable original Option Agreement or Restricted Stock Agreement except to the extent that such exercisability and/or vesting has been accelerated by the Administrator pursuant to this Section 9(b). Notwithstanding the foregoing, the Administrator, in such Administrator’s sole and absolute discretion, shall have the right to provide that the exercisability of any or all Options or vesting of any or all Restricted Shares shall be accelerated to accrue and/or vest upon the effective date of such Corporate Transaction. In any event, any continued Plan, Options and unvested Restricted Shares, or any substituted options or unvested securities, shall provide for full acceleration of vesting in the manner set forth below in Section 9(b)(iii) in the event that, on or after the occurrence of such Corporate Transaction, the Company (or its successor) (A) terminates the employment of the Participant without Cause, or (B) substantially and without the Participant’s consent, reduces the base cash compensation received by the Participant in the course of such employment (unless all similarly situated employees are treated in the like manner).

(ii)           Plan Not Assumed or Substituted. If provision is not made in a Corporate Transaction for the continuance of the Plan and the assumption of Options and Restricted Shares, or the substitution for such Options and Restricted Shares of new options and equity securities of a successor entity, then the Plan and each Option outstanding under the Plan at the time of the Corporate Transaction shall terminate and cease to be outstanding; provided, however, that immediately prior to the consummation of such Corporate Transaction, the exercisability of all Options and vesting of all Restricted Shares shall be accelerated in full and each person holding Options and Restricted Shares shall have the right to exercise all or any portion of their Options at such time and/or shall hold entirely vested Restricted Shares. Upon the closing of such a Corporate Transaction, any unexercised Options shall expire.

(iii)          Termination Without Cause. Notwithstanding anything to the contrary contained in this Plan and/or in the applicable Option Agreement or Restricted Stock Agreement, in the event that a Participant is terminated without Cause by the Employer on or after a Corporate Transaction, the exercisability and/or vesting of all such Participant’s Options and/or Restricted Shares shall be accelerated to accrue and/or vest, as applicable, in full immediately upon such date of termination without any additional action required on the part of the Administrator or the Employer.

c.             Adjustment Determination. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

d.             Limitation on Rights. Except as expressly provided in this Section 9, the Participant shall have no rights to the payment of any distribution in the form of Shares or any other increase or decrease in the number of Shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spinoff of assets or stock of the Company. No adjustment by reason of any of the foregoing shall be made with respect to the number or Exercise Price of Shares subject to an Option Agreement or the number or Restricted Share Purchase Price of Restricted Shares subject to a Restricted Stock Agreement. The grant of an Option or issuance of Restricted Shares pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.           SECURITIES LAW REQUIREMENTS.

a.             Legality of Issuance. No Shares or Restricted Shares shall be issued under the Plan unless and until the Company has determined that:

(i)            it and the Participant, as the case may be, have taken all actions required to register the offer and sale of the Shares or Restricted Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

(ii)           any applicable listing requirement of any stock exchange on which the Shares are listed has been satisfied; and

(iii)          any other applicable provision of state or Federal law has been satisfied.

b.             Restrictions on Transfer; Representations of Participant; Legends. Regardless of whether the offering and sale of Shares or Restricted Shares under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Shares or Restricted Shares (including the placement of appropriate legends on certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law. In the event that the issuance of Shares or Restricted Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, each Participant shall be required to represent that such Shares or Restricted Shares, as the case may be, are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Certificates evidencing Shares or Restricted Shares granted or acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law or agreement:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY STATE

SECURITIES LAW. ACCORDINGLY, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE ISSUER, AFTER CONSULTATION WITH ITS COUNSEL, APPROVES SUCH TRANSACTION ON THE GROUNDS THAT REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE COMPANY’S 2002 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN, DATED MARCH 9, 2002, COPIES OF WHICH ARE ON FILE WITH THE COMPANY.

c.             Interpretation. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on all persons.

d.             Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the sale of Shares or Restricted Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Shares or Restricted Shares under the Plan to comply with any law.

e.             Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a certificate representing Shares or Restricted Shares issued under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares or Restricted Shares but without such legend.

11.           APPROVAL OF SHAREHOLDERS. The Plan must be approved on or before the one year anniversary of the Effective Date by the affirmative vote of the holders of a majority of the total combined voting power of all classes of stock of the Company. If such shareholder approval is not so obtained, (i) any Option exercised and any Restricted Shares purchased before such shareholder approval is obtained automatically shall be rescinded, and (ii) the Plan and all Options granted thereunder automatically shall be terminated.

12.           FINANCIAL STATEMENTS. The Company shall provide Optionees and holders of Restricted Shares with financial statements, which may or may not be audited, at least annually.

13.           REPURCHASE OPTION.

a.             If the Participant’s service with the Company ceases due to a voluntary termination by Participant or termination by the Company for Cause, the

Company shall have the unconditional right and option (the “Company Repurchase Option”) to repurchase all or any portion of the Shares and/or Restricted Shares acquired by the Participant under the Plan at a purchase price equal to (i) with respect to all Shares acquired upon the exercise of the Options and all vested Restricted Shares, the higher of (a) the purchase price paid by the Participant for such Shares or Restricted Shares or (b) the Fair Market Value, as of the date of such determination, of the Shares or Restricted shares, as the case may be, and (ii) with respect to all unvested Restricted Shares, at the applicable Restricted Shares Purchase Price (each, the “Repurchase Price”), which Repurchase Price shall be binding upon the Participant. The Company Repurchase Option must be exercised, if at all, (x) with respect to all Shares acquired on or before the date of such cessation upon the exercise of the Options and all Restricted Shares, within sixty (60) days after the date of such termination, and (y) with respect to all Shares acquired after the date of such cessation upon the exercise of the Options, within sixty (60) days after such exercise.

b.             If the Company waives or fails to exercise the Company Repurchase Option with respect to any of the Shares and/or Restricted Shares acquired under the Plan within the period specified in subsection (a) of this Section 13, the Company Repurchase Option shall expire with respect to such Shares and/or Restricted Shares.

c.             The Company Repurchase Option shall be exercised by giving written notice signed by an officer of the Company to the Participant in accordance with the provisions for giving notices in the applicable Option Agreement or Restricted Stock Agreement. Amounts due to the Participant from the Company as a result of the exercise of the Company Repurchase Option shall be payable, in the discretion of the Company, by cancellation of all or a portion of any outstanding purchase money indebtedness of the Participant to the Company or by check.

d.             Nothing in this Section 13 or anything else in the Plan shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company), which the Participant acknowledges is absolute and unconditional, to terminate the Participant’s service with the Company for any reason or no reason, with or without cause or prior notice.

e.             Any other provision of this Section 13 notwithstanding, in the event that the Shares and/or Restricted Shares shall become listed on an established stock exchange or quoted on NASDAQ, the Company Repurchase Option shall terminate and no longer be in effect.

f.              Notwithstanding the foregoing and provided that the Participant has remained in the Company’s service, (i) the Repurchase Option shall immediately terminate, and the Option shall accelerate and be immediately exercisable in full and the Restricted Shares shall immediately vest in full, immediately prior to the closing of a Corporate Transaction, unless (i) surviving entity desires that the Participant remain in the surviving entity’s service after the Corporate Transaction and (ii) the surviving entity continues the Plan and the Participant’s vesting and/or exercisability schedule thereunder or exchanges the Participant’s Options and unvested Restricted Shares for comparable options or unvested equity securities in the surviving entity’s stock option/restricted stock plan. To the extent the Repurchase Option remains in effect following a Corporate Transaction, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Shares in consummation of the Corporate Transaction. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Option to reflect the effect of the Corporate Transaction upon the Company’s capital structure; provided, however, that the aggregate purchase price shall remain the same.

14.           AMENDMENT AND TERMINATION OF THE PLAN. The Administrator may alter, amend, suspend or terminate the Plan in such respects as it deems advisable; provided, however, that no such alteration, amendment, suspension, or termination shall be made without the consent of the Participant if it substantially impairs any rights or obligations under any applicable Option Agreement or Restricted Stock Agreement.

15.           GOVERNING LAW. This Plan, the Option Agreements and the Restricted Stock Agreements shall be governed by, and enforced and construed in accordance with the internal substantive laws (and not the laws of conflicts of laws) of the State of California.

SNAP APPLIANCE, INC.

By:	/s/ Eric Kelly
Name: Eric Kelly
Title: President & CEO